Exhibit 99.1

NEWS RELEASE

Global Crossing Airlines Achieves Record Third Quarter Revenues and EBITDAR

Reaffirms 2023 Revenue Guidance of $150+M (USD)

Focused On Sustained Profitability

November 8, 2023

MIAMI, FL (GLOBE NEWSWIRE) -- Global Crossing Airlines Group, Inc. (JET: NEO; JET.B: NEO; JETMF: OTCQB) (the “Company” or “GlobalX”) today reported third quarter 2023 financial results, which saw accelerating positive financial and operational growth. All figures are in United States dollars and prepared in accordance with U.S. GAAP.

Third Quarter 2023 Highlights and Financial Results

•
Revenues $42.6 Million,
•
EBITDAR $7.6 Million,
•
Block Hours flown increases 173% over Q2 2022,
•
Aircraft Utilization jumps 50%,
•
Pilot count rises to 125.

“GlobalX had another record quarter and achieved a new high in block hours operated and reported revenue during the busy summer season,” said Ed Wegel, Chair and Chief Executive Office of GlobalX. “Total revenue was up 38% versus the third quarter of 2022 with a GAAP operating loss of $2.3M, which is $4.4M reduction compared to the second quarter of 2023. GlobalX has made great progress towards the goal of sustained profitability through the growth of our fleet and scaling of our operations. The fleet is now at 10 passenger and 3 cargo aircraft with four additional planned aircraft to be added in Q4, which will underpin double-digit growth planned for 2024.”

GlobalX operated 6,487 revenue block hours in Q3 2023 representing an 173% increase over the 2,380 block hours operated in Q3 2022. This also compares favorably to 3,585 block hours operated in Q2 2023, an increase of 80%. Q3 2023 EBITDAR(1) on an unadjusted basis was $7.6 million, EBITDA(1) was ($1.7) million and EPS(1) was $(0.08). Q3 2023 Adjusted EBITDAR(1) was $8.2 million, Adjusted EBITDA(1) was ($1.2) million and Adjusted EPS(1) was $(0.08).

The revenues generated during Q3 allowed the Company to accelerate pilot hiring and training with approximately $5.75 million of direct costs spent in the third quarter on hiring and training new pilots required to crew the additional aircraft to be delivered through year end. This continued spend is critical to the future of the airline as these crews will serve as the backbone of the operation as new aircraft are delivered. GlobalX has determined going forward it is important to highlight the money being spent on new pilot hiring and training, which is reflected in our operating expenses, but will no longer present an adjusted earnings number excluding these amounts.

Ed Wegel, Chair and CEO of the Company stated “We achieved several important milestones in the third quarter of 2023. We closed a $35 million debt facility which will fund our rapid growth of operations and facilitate working capital needs in 2024 and beyond. Hiring and training in key operational groups in preparation for the delivery of four potential additional aircraft in the fourth quarter of this year. We achieved vastly improved operational efficiency evidenced by the improvement in aircraft utilization by 50%. The Company has more than 3,800 block hours contracted for Q4 of 2023 and anticipate operating over 6,000 hours in the quarter, which keeps us on track to meet our block hour and revenue goals for the year.”

Q3 Highlights

•
Closed a $35 million debt facility with Axar Capital
•
Signed LOIs for two A320 passenger aircraft and one A321 passenger aircraft.
•
Increased our pilot headcount from 60 to 120, providing us four crews per aircraft.
•
Flew over 1800 block hours under a wet lease for TUI, one of the largest leisure carriers in Europe.
•
Took delivery of one A319 to be used primarily in 68 seat VIP configuration
•
Significant increase in government flying across all agencies
•
A third A321 freighter was delivered in late September.
•
Completed the financing and signed the lease for the maintenance facility to be built at Ft. Lauderdale Int’l Airport, at an approximate cost of $27 million.

Liquidity

GlobalX ended the quarter with $17.3M in cash and restricted cash which is up 46% from the amount of cash and restricted cash available on December 31, 2022.

2023 Update and Outlook

Q4 Update

•
Expected to take delivery of two A320 passenger aircraft, one in November and one in December.
•
Expected to take delivery of two A321 freighter aircraft in December.
•
Projected to fly over 6,000 block hours in the quarter.

Guidance items provided in this release are based on Company’s current estimates and are not a guarantee of future performance. As of November 2, 2023 the Company has flown or contracted approximately 17,000 block hours and expects to contract an additional 1,800 block hours subject to actual aircraft delivery dates. This compares to 10,615 block hours contracted for the full year 2022. Revenue guidance for 2023 remains $150 million, a 54% increase over 2022. Currently $143 million of this revenue, or approximately 95%, has been flown or contracted.

The purpose of the guidance is to assist investors, shareholders, and others in understanding certain financial metrics relating to expected 2023 financial results for evaluating the performance of the Company’s business and is dated as of the date of this press release. This information may not be appropriate for other purposes. Information about the Company’s guidance, including the various assumptions underlying it, is forward-looking and should be read in conjunction with “Cautionary Note Regarding Forward-Looking Statements” in this press release and the related disclosure and information about various economic, competitive, and regulatory assumptions, factors, and risks that may cause the Company’s actual future financial and operating results to differ from what it currently expects.

(1)
Refer below to the section "Non-GAAP Financial Measures" for additional information.

Conference Call/Webcast Detail

GlobalX will be hosting a webinar on November 8th, 2023 to provide a business update and discuss the Q3 results.

When: November 8th, 2023, 1:00 PM Eastern Time (US and Canada)

Topic: Global Crossing Airlines – Q3 2023 Earnings Release & Management Update

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Register in advance for this webinar:

https://us02web.zoom.us/webinar/register/WN_Ny8iUmDYRHaPeOCqPU8Scg

After registering, you will receive a confirmation email containing information about joining the webinar.

For more information, please contact:

Ryan Goepel, Chief Financial Officer

Email: ryan.goepel@globalxair.com

Tel: 786.751.8503

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GLOBAL CROSSING AIRLINES GROUP INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2023	December 31, 2022
	(Unaudited)
Current Assets
Cash and cash equivalents	$13,038,883	$1,875,673
Restricted cash	4,260,512	3,585,261
Accounts receivable, net of allowance	7,448,582	2,664,174
Prepaid expenses and other current assets	3,410,379	2,193,449
Current assets held for sale	453,225	1,405,741
Total Current Assets	$28,611,581	$11,724,298
Property and equipment, net	4,019,775	2,441,288
Finance leases, net	4,023,475	2,710,899
Operating lease right-of-use assets	59,573,956	27,952,609
Deposits and other assets	11,508,169	6,334,878
Total Assets	$107,736,956	$51,163,973

Current liabilities
Accounts payable	$8,690,966	$4,997,080
Accrued liabilities	13,624,205	9,458,629
Deferred revenue	4,372,808	3,200,664
Customer deposits	4,896,921	1,617,337
Current portion of notes payable	397,168	1,810,468
Current portion of long-term operating leases	10,072,203	6,445,915
Current portion of finance leases	556,850	335,527
Total current liabilities	$42,611,121	$27,865,621
Other liabilities
Note payable	$28,809,229	$5,081,294
Long-term operating leases	51,425,511	23,189,835
Other liabilities	3,482,699	2,282,892
Total other liabilities	$83,717,439	$30,554,020
Commitments and Contingencies
Equity (Deficit)
Common stock - $.001 par value; 200,000,000 authorized; 57,837,685 and 53,440,482 issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	$57,838	$53,440
Additional paid-in capital	37,871,262	30,774,197
Retained deficit	(56,509,675)	(38,083,304)
Total Company's stockholders’ deficit	$(18,580,575)	$(7,255,667)
Noncontrolling interest	(11,029)
Total stockholders’ deficit	(18,591,604)	(7,255,667)
Total Liabilities and Deficit	$107,736,956	$51,163,973

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GLOBAL CROSSING AIRLINES GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022

Operating Revenue	$42,576,899	$30,790,240	$106,202,529	$64,612,231

Operating Expenses
Salaries, Wages, & Benefits	15,040,396	7,712,688	38,263,674	20,829,632
Aircraft Fuel	5,742,979	7,764,761	19,779,420	15,402,450
Maintenance, materials and repairs	2,982,627	1,218,221	6,308,208	3,373,396
Depreciation and amortization	565,571	193,620	1,451,726	296,830
Contracted ground and aviation services	4,695,291	4,631,741	14,749,228	10,674,340
Travel	1,554,446	1,078,854	5,155,258	3,204,172
Insurance	1,218,818	947,342	3,588,934	2,713,791
Aircraft Rent	9,400,014	3,957,508	21,874,401	11,151,412
Other	3,706,751	2,489,530	9,668,122	7,464,756
Total Operating Expenses	$44,906,893	$29,994,265	$120,838,973	$75,110,779
Operating Income/(Loss)	(2,329,994)	795,975	(14,636,444)	(10,498,548)

Non-Operating Expenses (Income)
Interest Expense (Income)	2,564,680	632,344	3,800,956	882,975
Total Non-Operating Expenses	$2,564,680	$632,344	$3,800,956	$882,975
Income (Loss) before income taxes	(4,894,674)	163,631	(18,437,400)	(11,381,523)
Income tax expense	—	—	—	—
Net Income (Loss)	$(4,894,674)	$163,631	$(18,437,400)	$(11,381,523)
Net Loss attributable to Noncontrolling Interest	$(11,029)	$-	$(11,029)	$-
Net Income (Loss) attributable to the Company	$(4,883,645)	$163,631	$(18,426,371)	$(11,381,523)
Loss per share:
Basic	$(0.08)	$0.00	$(0.33)	$(0.22)
Diluted	$(0.08)	$0.00	$(0.33)	$(0.22)
Weighted average number of shares outstanding	57,497,385	52,569,481	56,292,992	51,776,833
Fully diluted shares outstanding	57,497,385	76,507,900	56,292,992	51,776,833

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GLOBAL CROSSING AIRLINES GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

(UNAUDITED)

	Common Stock Number of Shares	Amount	Additional Paid in Capital	Retained Deficit	Total
Beginning – January 1, 2022	51,237,876	$51,237	$26,456,900	$(22,262,307)	$4,245,830
Issuance of shares – warrants and options exercised	20,700	21	9,909	—	9,930
Warrants issued			2,130,642		2,130,642
Share based compensation on stock options or RSUs	—	—	382,612	—	382,612
Loss for the period	—	—	—	(4,779,502)	(4,779,502)
Ending – March 31, 2022	51,258,576	$51,258	$28,980,063	$(27,041,809)	$1,989,512
Issuance of shares – warrants and options exercised	1,305,362	1,306	633,006	—	634,312
Share based compensation on stock options or RSUs	—	—	343,007	—	343,007
Loss for the period	—	—	—	(6,765,657)	(6,765,657)
Ending – June 30, 2022	52,563,938	$52,564	$29,956,076	$(33,807,466)	$(3,798,826)
Issuance of shares – warrants and options exercised	10,000	10	—	—	10
Share based compensation on stock options or RSUs	—	—	69,715	—	69,715
Income (Loss) for the period	—	—	—	163,631	163,631
Ending – September 30, 2022	52,573,938	$52,574	$30,025,791	$(33,643,835)	$(3,565,470)

	Global Stockholders' Equity (Deficit)
	Common Stock Number of Shares	Amount	Additional Paid in Capital	Retained Deficit	Total	Noncontrolling Interest	Total
Beginning – January 1, 2023	53,440,482	$53,440	$30,774,197	$(38,083,304)	$(7,255,667)	$—	$(7,255,667)
Issuance of shares – options exercised	150,000	150	67,106	—	67,256	—	67,256
Issuance of shares - warrants exercised	2,499,453	2,499	1,133,802	—	1,136,301	—	1,136,301
Issuance of shares - share based compensation on RSUs	208,416	208	500,421	—	500,629	—	500,629
Loss for the period	—	—	—	(6,071,704)	(6,071,704)	—	(6,071,704)
Ending – March 31, 2023	56,298,351	$56,297	$32,475,526	$(44,155,008)	$(11,623,185)	$—	$(11,623,185)
Issuance of shares - warrants exercised	227,630	228	221,434	—	221,662	—	221,662
Issuance of shares - share based compensation on RSUs	481,593	482	577,580	—	578,062	—	578,062
Issuance of shares - ESPP	300,121	301	198,680	—	198,981	—	198,981
Loss for the period	—	—	—	(7,471,022)	(7,471,022)	—	(7,471,022)
Ending – June 30, 2023	57,307,695	$57,308	$33,473,220	$(51,626,030)	$(18,095,502)	$—	$(18,095,502)
Issuance of shares - share based compensation on RSUs	529,990	530	568,527	—	569,057	—	569,055
Income (Loss) for the period	—	—	—	(4,883,645)	(4,883,645)	(11,029)	(4,894,674)
Warrants issued	—	—	3,829,515	—	3,829,515	—	3,829,515
Ending – September 30, 2023	57,837,685	$57,838	$37,871,262	$(56,509,675)	$(18,580,575)	$(11,029)	$(18,591,604)

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GLOBAL CROSSING AIRLINES GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For The Nine Months Ended September 30,
	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(18,437,400)	$(11,381,523)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,451,726	296,830
Bad debt expense	5,915	94,893
Gain on sale and disposal of spare parts	(183,938)	—
Amortization of debt issue costs	1,164,472	389,301
Amortization of operating lease right of use assets	5,933,502	3,381,624
Share-based payments	1,677,594	795,334
Foreign exchange loss	1,200	3,753
Loss on sale of property	135,772	—
Interest on finance leases	309,337	—
Changes in assets and liabilities
Accounts receivable	(4,886,060)	(803,231)
Assets held for sale	952,516	—
Prepaid expenses and other current assets	(1,180,611)	(1,321,588)
Accounts payable	3,610,551	3,095,518
Accrued liabilities and other liabilities	8,586,891	6,248,347
Operating lease obligations	(6,181,225)	(2,559,147)
Other liabilities	283,622	—
Net cash used in operating activities	$(6,756,136)	$(1,759,889)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(2,082,226)	(1,124,712)
Deposits, deferred costs and other assets	(5,697,724)	(3,350,867)
Net cash used in investing activities	$(7,779,950)	$(4,475,579)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments to related party	—	(197,558)
Principal payments on finance leases	(343,374)	(321,140)
Proceeds on issuance of shares	1,594,353	644,251
Repayment of notes payables	(6,986,079)	—
Proceeds from senior secured notes	32,109,647	5,925,529
Net cash provided by financing activities	$26,374,547	$6,051,082

Net increase (decrease) in cash, cash equivalents and restricted cash	11,838,461	(184,386)

Cash, cash equivalents and restricted cash - beginning of the period	5,460,934	7,994,001
Cash, cash equivalents and restricted cash - end of the period	$17,299,395	$7,809,615

Non-cash transactions
Right-of-use (ROU) assets acquired through operating leases	$37,554,848	$5,390,848
Warrants issued with debt	$3,829,517	$2,130,642
Equipment acquired through finance leases	$1,680,470	$2,815,432
Note Payable reductions through accounts receivable from sale of Assets held for sale	$145,089	—

Cash paid for

Interest	$928,205	$285,684
Taxes	-	-

Non-GAAP Financial Measures

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The Company evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America ("GAAP") and non-GAAP financial measures, including Adjusted operating expenses, adjusted operating income (loss), Adjusted operating margin, adjusted pre-tax income (loss), Adjusted pre-tax margin, Adjusted net income (loss), Adjusted diluted earnings (loss) per share, adjusted EBITDA and adjusted EBITDAR. These non-GAAP financial measures are provided as supplemental information to the financial information presented in this press release that is calculated and presented in accordance with GAAP and these non-GAAP financial measures are presented because management believes that they supplement or enhance management's, analysts' and investors' overall understanding of the Company's underlying financial performance and trends and facilitate comparisons among current, past and future periods.

Because the non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered superior to and are not intended to be considered in isolation or as a substitute for the related GAAP financial measures presented in the press release and may not be the same as or comparable to similarly titled measures presented by other companies due to possible differences in the method of calculation and in the items being adjusted. We encourage investors to review our financial statements and other filings with the Securities and Exchange Commission in their entirety and not to rely on any single financial measure.

The information below provides an explanation of certain adjustments reflected in the non-GAAP financial measures and shows a reconciliation of non-GAAP financial measures reported in this press release (other than forward-looking non-GAAP financial measures) to the most directly comparable GAAP financial measures. Within the financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Per unit amounts presented are calculated from the underlying amounts.

EBITDAR which is defined Operating income (loss), plus depreciation, amortization, interest, taxes and aircraft rent is an important metric to be considered to allow investors to compare results across different airlines regardless of how the airlines acquired their aircraft. This distinction is important when comparing the operational results of an airline leasing its aircraft versus an airline purchasing its aircraft. Specifically, the airline leasing aircraft would see the costs relating to those aircraft flow through aircraft rent, while an airline that owns their aircraft would see their costs for those aircraft flow through depreciation and amortization. In order to compare the operating results of the two airlines an investor needs to look at EBITDAR which is why it is presented.

	Three Months Ended September 30,		Nine Months Ended September 30,
EBITDAR Reconciliation	2023	2022	2023	2022
Operating Loss	$(2,329,994)	$795,975	$(14,636,444)	$(10,498,548)
Depreciation and amortization	565,571	193,620	1,451,726	296,830
EBITDA	$(1,764,423)	$989,595	$(13,184,718)	$(10,201,718)
Share-based compensation	569,056	69,715	1,677,594	795,334
Adjusted EBITDA	(1,195,367)	1,059,310	(11,507,124)	(9,406,384)
Aircraft Rent	9,400,014	3,957,508	21,874,401	11,151,412
Adjusted EBITDAR	$8,204,647	$5,016,818	$10,367,275	$1,745,028

	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation of Net Loss to Adjusted EPS	2023	2022	2023	2022
Net Loss	$(4,883,645)	$163,631	$(18,426,371)	$(11,381,523)
Share-based compensation	569,056	69,715	1,677,594	795,334
Termination cost associated with prior debt	945,217	-	945,217	-
Adjusted Net Loss	$(3,369,372)	$233,346	$(15,803,560)	$(10,586,189)

Weighted average number of shares outstanding	57,497,385	52,569,481	56,292,992	51,776,833
Adjusted EPS	(0.08)	0.00	(0.28)	(0.20)

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About Global Crossing Airlines

GlobalX is a US 121 domestic flag and supplemental Airline flying the Airbus A320 family aircraft. GlobalX flies as a passenger ACMI and charter airline serving the US, Caribbean, European and Latin American markets. GlobalX is also now operating ACMI cargo service flying the A321 freighter. For more information, please visit www.globalxair.com.

Cautionary Note Regarding Forward-Looking Statements

This news release contains certain “forward looking statements” and “forward-looking information”, as defined under applicable United States and Canadian securities laws, concerning anticipated developments and events that may occur in the future. Forward-looking statements contained in this news release include, but are not limited to, statements with respect to the Company’s aircraft fleet size, the destinations that the Company intends to service, the expected delivery timelines for aircraft, future demand, increased block hours, future capacity estimates, future revenue expectations, expectations related to future debt or equity financing and contracted revenue.

In certain cases, forward-looking statements can be identified by the use of words such as "plans", "expects" "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates" or variations of such words and phrases or statements that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur" or "be achieved" suggesting future outcomes, or other expectations, beliefs, plans, objectives, assumptions, intentions or statements about future events or performance. Forward-looking statements contained in this news release is based on certain factors and assumptions regarding, among other things, the receipt of financing to continue airline operations, the accuracy, reliability and success of GlobalX’s business model; GlobalX’s ability to accurately forecast demand; GlobalX will be able to successfully conclude definitive agreements for transactions subject to LOI; the timely receipt of governmental approvals; the success of airline operations of GlobalX; GlobalX’s ability to successfully enter new geographic markets; the legislative and regulatory environments of the jurisdictions where GlobalX will carry on business or have operations; the Company has or will have sufficient aircraft to provide the service; the impact of competition and the competitive response to GlobalX’s business strategy; the future price of fuel, and the availability of aircraft. While the Company considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect.

Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include risks related to, the ability to obtain financing at acceptable terms, the impact of general economic conditions, risks related to supply chain and labor disruptions, failure to retain or obtain sufficient aircraft, domestic and international airline industry conditions, failure to conclude definitive agreements for transactions subject to LOI, the effects of increased competition from our market competitors and new market entrants, passenger demand being less than anticipated, the impact of the global uncertainty created by COVID-19, future relations with shareholders, volatility of fuel prices, increases in operating costs, terrorism, pandemics, natural disasters, currency fluctuations, interest rates, risks specific to the airline industry, risks associated with doing business in foreign countries, the ability of management to implement GlobalX’s operational strategy, the ability to attract qualified management and staff, labor disputes, regulatory risks, including risks relating to the acquisition of the necessary licenses and permits; risks related to significant disruption in, or breach in security of GlobalX’s information technology systems and resultant interruptions in service and any related impact on its reputation; and the additional risks identified in the "Risk Factors" section of the Company's reports and filings with applicable Canadian securities regulators and the U.S. Securities and Exchange Commission. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in the forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements are made as of the date of this news release. Except as required by applicable securities laws, the Company does not undertake any obligation to publicly update any forward-looking statements. If GlobalX does update one or more forward-looking statements, no inference should be made that it will make additional updates with respect to those or other forward-looking statements.

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